Exhibit 99.I

Joint Filing Termination Agreement

Effective as of the date hereof, we, the undersigned, hereby terminate that certain Joint Filing Agreement dated as of September 27, 2013 (the “Joint Filing Agreement”) entered into by and among us for the purpose of filing a Schedule 13D (including amendments thereto) with the Securities and Exchange Commission in connection with our beneficial ownership of shares of common units representing limited partner interests in OCI Resources LP through the date hereof (the “Schedule 13D”).  This termination shall not affect the Joint Filing Agreement to the extent previously relied upon for the purpose of filing the Schedule 13D.

[Signature Page Follows]

SIGNATURE

Dated:  October 23, 2015

OCI COMPANY LTD.

By:	/s/ Su Mi Lee
	Name:	Su Mi Lee
	Title:	Vice President

OCI ENTERPRISES INC.

By:	/s/ Charles (Choungho) Kim
	Name:	Charles (Choungho) Kim
	Title:	Chief Financial Officer

OCI CHEMICAL CORPORATION

By:	/s/ Kirk H. Milling
	Name:	Kirk H. Milling
	Title:	President and Chief Executive Officer

OCI WYOMING HOLDING CO.

By:	/s/ Kirk H. Milling
	Name:	Kirk H. Milling
	Title:	President and Chief Executive Officer